                                                                   EXHIBIT 10.55

                                 LEASE AGREEMENT

      THIS AGREEMENT made and entered into this 26 day of March 1992, between REALTY FOUR, a Georgia General Partnership of Thomas County, Georgia, hereinafter called Lessor, and SIMMONS OUTDOOR CORPORATION, a Delaware Corporation, hereinafter called Lessee,

                                  WITNESSETH:

PREMISES LEASED: That Lessor has leased and by these presents does grant, demise, and lease unto Lessee the following described premises:

      Located in the City of Thomasville, Thomas County, Georgia, in Plantation Oak Industrial Park, a 6 acre lot, more or less, bounded on the north by Plantation Oak Drive, on the west by a 40 foot utility easement deeded to the City of Thomasville paralleling the new west bypass, on the east by the yet-to-be named street between the Heilig-Meyers building and subject property and on the south by a line constructed by measuring 500 feet south along the easterly property line from the intersection of subject property lines at the new street and Plantation Oak Drive to a point, thence westerly at a right angle to the easterly property line to the intersection of the westerly boundary of subject property. Additionally, Lessor shall have an option to purchase an additional 400 feet of land to the south of subject property for a period of 8 years, the same being the original term of this lease, for the purpose of extending the building described by the attached specifications and to be built upon subject property.

TERM AND RENTAL: TO HAVE AND TO HOLD the same for a term of eight (8) years, commencing on the fifteenth day of August, 1992 or upon completion sufficient for occupancy. Construction work on the building is to begin by April 1, 1992, with a completion date no later than September 15, 1992.

Lessee shall pay Lessor or its assigns a monthly rental of TEN THOUSAND ONE HUNDRED DOLLARS ($10,100.00) to be paid on or before the first day of each month by Lessee in advance to Lessor for the first four years of this lease. This base rental shall be adjusted to increase or decrease by 60% of the change in the consumer price index over the previous four year term of the lease to determine the new monthly rental for the following four years. Lessee may renew this lease for four additional four year terms at a new lease amount to be computed as follows: the base rental at the end of the preceding period shall be adjusted to increase or decrease by 60% of the change in the consumer price index over the previous term of the lease to determine the new monthly rental for the following four year term. Lessee shall give written notice to Lessor of the exercise of this option not

                        LEASE AGREEMENT continued, page 2

less than ninety days prior to the expiration of the term hereof and such option shall be exercisable only in the absence of material default uncured after notice.

It is further mutually agreed between the parties as follows:

1. DESCRIPTION OF LESSOR'S WORK: Lessor, at its sole cost, agrees to purchase and prepare land and construct the buildings through completion, certification and occupancy, in complete accordance with plans and specifications approved by Lessee and Lessor prior to commencement to construction. Said approved plans and specifications are herewith specifically made a part of this lease and a copy thereof is attached. Lessee shall be required to accept occupancy of leased premises upon completion of all the improvements according to plans and specifications by Lessee.

2. TITLE AND ENJOYMENT: Lessor covenants that it will have a fee simple title to the demised premises but it is understood, however, that Lessor will encumber the land in borrowing money necessary to effect construction of the improvements herein contemplated and the rights of Lessee shall be subordinate and subject to the rights of the holder of such security instrument as shall be executed by Lessor securing the loan, subject to lender's agreement not to disturb Lessee's quiet enjoyment of the premises. In order for Lessor to obtain the requisite financing for the contemplated construction, Lessee agrees to provide satisfaction to Lessor's bank that lease payments will be made for the full term of this lease, or any other form of guaranty sufficient for Lessor to obtain the requisite financing.

Lessor agrees to protect the rights of Lessee to the free and unrestricted use and occupancy of the demised premises and does hereby agree that it will notify Lessee of the amount of the loan which may be secured in the manner aforesaid, the terms of such loan and that Lessee may pay all rental payments directly to the holder of such security instrument during such period of time as Lessor shall default in the payment of any installment which shall become due under the terms of such security instrument.

3. TAXES AND INSURANCE: Lessor shall pay ad valorem taxes and take advantage of all discounts offered for prompt payment of same, and upon presentation of the paid tax bills, Lessee shall reimburse Lessor for said ad valorem taxes. Lessee shall pay property insurance premiums during the term of this lease in such amount that the property is insured for 10O% of its replacement value or highest insurable value if less than 100%. During the term of this Lease, Lessee shall procure and maintain in full force and effect public liability insurance, naming Lessor and Lessee as co-insureds covering claims for personal injury or property damage occurring on or about the Leased premises under a policy of general liability insurance with limits of not less than $1,000,000.00 with respect to all occurrences during each calendar year. Lessor and Lessee shall provide each other with

                        LEASE AGREEMENT continued, page 3

certificates of all insurance policies required to be procured and maintained by them hereunder. All such policies shall provide that the insurers will not cancel or change the insurance coverage afforded thereby without first giving Lessor and Lessee ten (10) days prior written notice. Lessee shall be responsible, at its expense, for insuring all its furniture, trade fixtures, equipment, and other personal property of Lessee located on the Leased Premises.

4. USE OF PREMISES: Premises shall be used by Lessee for the purpose of warehousing and distribution of sports optical equipment and related activities, but Lessee shall have the right to use the Leased Premises for any other lawful purposes that do not create a nuisance, upon the written consent of the Lessor, which consent shall not be unreasonably withheld. Lessee may use the Leased Premises for outdoor storage, provided such storage area is adequately screened from view and provided further that such storage is permitted by applicable laws, codes and regulations and does not create a nuisance. Lessor represents to Lessee that the Leased Premises is zoned to permit the use thereof as a sports optical warehousing and distribution facility. Lessee covenants not to knowingly use the premises for illegal purposes nor in such manner as to violate any applicable and valid law, rule or regulation of any governmental body, and to occupy and use said premises in a careful, safe and proper manner, and not permit waste thereon.

5. REPAIRS BY LESSOR: Lessor covenants and warrants leased premises will be well built, properly constructed, structurally safe and sound, and suitable and fit for Lessee's use. If the roof, exterior walls or other structural portions of the building shall need or require repairs not caused by fire or other casualty for which the Lessor is insured and not caused by the negligence or fault of the Lessee, Lessor, after receiving notice from Lessee shall make such repairs at the Lessor's expense.

6. REPAIRS BY LESSEE: Lessee will, at its own expense, except for those items covered under Lessor's insurance policy, maintain the building and equipment including but not limited to the following: the heating and air conditioning equipment, replacing all filters on a regular and timely basis, canopies, exterior and interior doors, plate glass, electrical lighting and wiring, both interior and exterior, drainage pipes for any utilities or fixtures, gutters and downspouts, floor covering and redecorate the interior of the premises whenever it deems same necessary. Lessor shall be responsible for the maintenance of the roof, but shall not be held responsible for any loss or damage incurred as a result of any defect or leakage in same.

At the expiration, or any prior termination, of the original or any renewal term of this lease, Lessee will surrender the premises to Lessor in as good condition as received, except for ordinary wear and tear, and damage by fire or other casualty.

                        LEASE AGREEMENT continued, page 4

7. REMODELING: Lessee shall have the right and privilege to make from time to time any alterations, changes and improvements, at its own expense, which Lessee considers necessary to adapt the premises to the changing needs of Lessee's business. However, Lessee shall obtain prior approval, which shall not be unreasonably withheld, of Lessor to any such alterations, changes and improvements which will affect the structural design of the premises.

8. FIXTURES AND EQUIPMENT: Lessee nay install and operate in and upon the premises such trade fixtures, equipment, machinery and appliances as it shall consider necessary to the conduct of its business on the premises, provided all laws, rules and regulations of governmental bodies with respect to installation and operation thereof shall be fully and completely complied with by Lessee. On the expiration of this lease, or on the expiration of any extension, renewal, or sooner termination thereof, Lessee may remove all or any part of such fixtures, equipment, machinery and appliances installed on the premises by Lessee, provided, however that Lessee shall repair any damage to the premises which may be caused by such installation, operation or removal. No electrical wiring or fixtures shall be removed.

9. ASSIGNMENT AND SUBLETTING: Lessee may transfer and assign this lease or sublet the premises with the permission, which shall not be unreasonably withheld, of Lessor, subject to any existing restrictions; but in such event, Lessee shall remain liable for all rents and obligations of Lessee hereunder for the remainder of the term of this lease.

10. LESSOR'S LIABILITY FOR DAMAGE: Lessor shall not be liable for any damage to Lessee's fixtures or merchandise caused by fire or other insurable hazards, regardless of the cause thereof, and Lessee hereby releases Lessor of any and all liabilities for such damage.

11. DESTRUCTION OF OR DAMAGE TO PREMISES: If there occurs any fire, explosion or other casualty to the leased premises or any portion thereof resulting in damage or destruction to the leased premises, Lessee shall promptly notify Lessor in writing of such damage and Lessor shall thereupon cause the damage to be repaired forthwith unless the lease is terminated as hereinafter provided. If the leased premises or any part thereof shall be rendered untenantable for Lessee's intended use as a result of such damage, Lessee's obligation to pay rent hereunder shall be reduced and abated in proportion to the amount of gross rentable area of the premises rendered untenantable as the result of such casualty. If premises are to be rebuilt or repaired Lessor agrees that such rebuilding or repairs shall be complete within 150 days from date of said destruction. Said rent reduction shall commence on the date such damage occurs and end on the date the leased premises are restored and again ready for occupancy. In the event the leased premises are damaged to the extent of more than fifty percent (50%) of the replacement cost thereof, either Lessor or Lessee may elect to terminate this lease with within thirty (30)

                        LEASE AGREEMENT continued, page 5

days from the date of such damage by giving written notice thereof to the other and thereupon this lease shall immediately terminate and Lessee shall have no further obligation hereunder other than to pay the rent accrued to the date of such damage.

12. PERMITS, UTILITIES, ETC.: Lessee agrees to pay all license, permit fees and occupational taxes, all expenses for gas, electricity, water, fuel and all other utilities used on or furnished to Leased Premises during the term of this Lease.

13. DAMAGE TO PERSONS: Lessee shall be responsible for any and all causes of action, claims or demands for damages for personal injuries, or for loss, damage or injury to property, and any and all other causes of action, claims or demands of every kind and character, caused by or arising from the use, occupancy or operation of the leased premises by Lessee, or Lessee's agents, servants, employees, invites or licensees, and Lessee agrees fully to indemnify and save harmless Lessor against liability for any and all such causes of action, claims and demands whatsoever, and will at its own expense, defend any and all actions or proceedings brought against Lessor on account of any such causes of action, claims or demands. Provided, however, that nothing contained in this paragraph of this lease shall affect in any way or is intended to affect in any way contract made by Lessor with any insurance carrier for the purpose of protecting Lessor or insuring Lessor against any and all such causes of action, claims or demands, damages or injuries.

14. NO ESTATE IN LAND: This contract shall create the relationship of landlord and tenant between Lessor and Lessee. Lessee has only a usufruct, not subject to levy and sale and non-assignable except as herein provided.

15. RIGHTS AND POWERS: All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

16. HOLDING OVER: If Lessee remains in possession after expiration of the term hereof, with Lessor's acquiescence and without any distinct written agreement of parties, Lessee shall be tenant at will; and there shall be no renewal of this lease by operation of law.

17. SURRENDER OF PREMISES: At termination of this lease from any cause, Lessee shall surrender premises and keys thereof to Lessor in same condition as at commencement of term, natural wear and tear only excepted.

18. SERVICE OF NOTICE: Lessee hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this lease, the person in charge of said premises at the time, or occupying premises; and if no person in charge or occupying the same, then such service or notice may be made by attaching the

                        LEASE AGREEMENT continued, page 6

same on the main entrance to premises, A copy of all notices under this lease shall also be sent to Lessee's last known address, if different from premises, which last known address shall be as follows:_____________________________, or at such other address as Lessee may from time to time designate to Lessor in writing. Any notice to Lessee shall also be with a copy to Law Offices of J. James Donnellan, III. Notice to Lessor may be sent to Lessor at P. O. Box 828, Thomasville, Georgia 31799, or at such other address as Lessor may from time to time designate to Lessee in writing.

19. REMEDIES OF LESSOR IN EVENT OF DEFAULT BY Lessee: In the event Lessee shall default in the payment of any monthly rental herein provided for, and such default shall continue to fifteen (15) days after Lessor shall have notified Lessee in writing of the existence of such default, or if Lessee shall default in the performance of any of the other covenants, promises, and agreements herein set forth and contained for Lessee to keep and perform, and such default shall continue for thirty (30) days after Lessor shall have notified Lessee in writing of the existence of such default; or if Lessee is adjudicated a bankrupt; or if a permanent receiver is appointed for Lessee's property, including Lessee's interest in leased premises, and such receiver is not removed within sixty (60) days after written notice from Lessor to Lessee to obtain such removal; or if, whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceeding under any present or future law whereby the rent, or any part thereof, is or is proposed to be reduced or payment thereof deferred; or if Lessee makes an assignment for benefit of creditors; or if the leased premises of Lessee's effects or interest therein should be levied upon or attached under any process against Lessee not satisfied or dissolved within thirty (30) days after written notice from Lessor to Lessee to obtain satisfaction or dissolution thereof; then, and in any of the said events (said events being hereinafter referred to as events of default) Lessee shall be deemed to have breached this lease agreement and Lessor shall have the right at its option either to:

(a) Enter upon and take possession of said leased premises, as Lessee's agent and without terminating this lease and re-rent the premises at the best price obtainable by reasonable effort with or without advertisement for any term Lessor deems proper. Lessor shall notify Lessee of the proposed terms of the re-rental and unless within fourteen (14) days after the mailing of said notice Lessee produces an acceptable tenant willing to rent immediately for the same term at a better price than thus negotiated, Lessee shall be conclusively bound by Lessor's terms and rent. Lessee shall thereupon become and thereafter be liable and indebted to Lessor for, and upon demand, then or from time to time thereafter made, shall pay to Lessor the difference between the amount of the rent herein specified and the amount of rent which shall be collected and received from the demised premises for each month during the remainder of the term herein provided

                        LEASE AGREEMENT continued, page 7

remaining after taking possession thereof by the Lessor, or

(b) Forthwith cancel and terminate this lease by notice in writing to Lessee; and if such notice shall be given all rights of Lessee to the use and occupancy of said leased premises shall terminate as of the date set forth in such notice, and Lessee will at once surrender possession of the premises to the Lessor and remove all Lessee's effects therefrom, and Lessor may forthwith re-enter the premises and repossess itself thereof. No termination of this lease prior to the normal expiration thereof shall affect Lessor's right to collect rent for the period prior to termination thereof.

20. PLANS AND SPECIFICATIONS: Lessor agrees to construct the building additions in accordance with the plans and specifications attached hereto. Lessee hereby covenants that it has examined said plans and specifications, approved the same and is aware of the contents thereof, the same being the plans and specifications prepared by Lessor. Lessee agrees to accept the premises when completed in accordance with said plans and specifications.

21. PROVISION FOR ADDITIONAL SPACE: Lessor agrees to construct additional warehouse space complete with 5" thick concrete floor, roof, walls, fire sprinkler system, lighting, fire and security alarm, insulation, ridge vents and liner panels all in accordance with the specifications which are a part of this lease agreement in increments of 6,000 square feet with 12,000 square feet being the minimum amount of additional space added at one time for a base cost increase in the annual rental of $1.35 per square foot during the first four year term of this lease. After the first four year term the base cost of additional space shall be increased or decreased by 60% of the change in the consumer price index the same as the rental for the original improvements. Each time the size of the building is increased, the lease shall be renewed for a new full four year term and the rent adjusted to increase or decrease by 60% of the change in the consumer price index over the previous term of the lease.

22. PROVISIONS FOR TEMPORARY SPACE: In the event that leased premises are not ready for occupancy by Lessee by September 15, 1992, Lessor shall provide at its expense suitable temporary warehouse space for use by Lessee until such time building is ready for occupancy.

                        LEASE AGREEMENT continued, page 8

23. MISCELLANEOUS PROVISIONS: This Lease shall be construed and interpreted under the laws of the State of Georgia. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings in this Lease Agreement shall not in any way affect its meaning or interpretation.

No change or modification of this lease shall be valid unless made in writing between the parties.

This Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the provisions of this paragraph shall not be construed to allow any assignment of this Lease by Lessee without the requisite written consent of Lessor.

In witness whereof Lessor and Lessee have hereto set their hands and affixed their seals the date first above written.

Signed, sealed and delivered by Lessor in the presence of us in Thomas County,
Georgia:

/s/ Gail C. Murphy                              /s/ Harry M. Tomlinson, Partner
------------------------                        --------------------------------
Notary public                                   Lessor

NOTARY PUBLIC, GEORGIA
RESIDING IN THOMAS COUNTY
MY COMMISSION EXPIRES APRIL 30, 1999

Signed, sealed and delivered
by Lessee in the presence of
us in________ County,________

/s/ Gail C. Murphy                              /s/ Frederick Cofe
------------------------                        --------------------------------
Notary Public                                   Lessee, President
                                                Attest:

NOTARY PUBLIC GEORGIA
RESIDING IN THOMAS COUNTY
MY COMMISSION EXPIRES APRIL 30, 1999
                                                /s/ Tim Robinson
                                                --------------------------------
                                                Secretary

                                                Corporate seal

                           BUILDING SPECIFICATIONS for
                 60,000 square Foot Distribution Warehouse with
                           6000 Square Foot Office in
                              THOMASVILLE, GEORGIA
                                       for
                             SIMMONS OUTDOOR CORP.
                                   March, 1992

      DESCRIPTION OF WORK: Provide a six acre site with option to purchase an additional four acres complete with 240 foot wide by 250 foot long by 20 foot eaves height distribution warehouse complete with four 9' x 10' dock doors, one 14' x 14' grade level door, 80 foot x 75 foot office, restrooms and warehouse manager's office in warehouse, complete with paving, walks, fencing, drives, fire sprinkler system, electronic security system, fencing and landscaping as more fully described herein and on the attached plans.

      BUILDING DESCRIPTION: The warehouse building shall be a pre-engineered metal building with galvalume roof and painted wall panels. Interior frames shall be spaced at 25 foot intervals with steel pipe columns spaced every 60 feet to provide support for the main frames. The office shall have wood framed walls and metal framed roof with a metal roof the same as the main warehouse. Exterior office walls shall be brick veneer with vertical facade above. All office windows shall be double 3' x 4'-4" fixed glass insulated bronze aluminum units.

      FLOOR AND FOUNDATION: Foundation design shall be based on a minimum soil bearing capacity of 3000 pounds per square foot and shall be a monolithic slab-on-grade type. The concrete for the floor shall have a minimum strength in compression of 3000 pounds per square inch. The warehouse floor shall be five inches thick and be reinforced with 6 x 6 x 6 gauge welded wire mesh. All floors shall be troweled to a smooth, hard finish and a six mil polyethylene vapor barrier shall be placed under the floor slab. The office floor shall be 4" thick and reinforced with 6 x 6 x 10 gauge mesh. The soil under a five foot outer perimeter of the warehouse shall be pre-treated for termites before the concrete is placed and all the office and restroom areas shall be treated.

      ROOF: Roof panels shall be 26 gauge galvalume coated steel panels with a 20 year guarantee by the manufacturer. Eighty light transmitting panels 3' x 10' and twenty 9" x 10" ridge vents shall be provided.

      EXTERIOR WALLS: Warehouse exterior walls shall be 26 gauge steel panels with a factory applied siliconized polyester enamel coating in a color to be selected by the owner. The interior perimeter of the warehouse walls shall be covered with white 26 gauge steel liner panels extending from the floor to eight feet above the floor to serve as protection for the wall insulation and the outer wall panels. The office exterior walls shall be framed with SYP 2 x 6 lumber on 24" centers, sheathed and covered with brick veneer to approximately ceiling height. The walls above shall have a vertical facade framed with steel and wood and covered with metal facade panels in a color to be selected by the owner.

                         BUILDING SPECIFICATIONS, page 2

      FLASHING AND TRIM: All flashing and trim shall have a paint finish the same as the wall panels in a color to be selected by the owner. Gutter and downspouts are included.

      INSULATION: All roof areas and exterior walls of the warehouse shall be insulated with 2 inches of fiberglass metal building insulation with a Lamtec WMP-VR vapor barrier facing. The main office exterior walls shall have R-19 fiberglass insulation and the ceiling shall have R-19 fiberglass batts. The offices and rest rooms in the warehouse shall have exterior walls framed with 2 x 4 lumber and shall receive R-12 wall insulation and R-19 ceiling insulation.

      INTERIOR WALLS: The main office interior partitions shall be framed from 2x4 wood studs and covered with 1/2 inch Sheetrock, taped and finished to 9 foot ceiling height. Office, hall, lunch room, foyer and rest room walls shall be primed with oil based paint and covered with a fabric backed vinyl wall covering in a pattern to be selected by the owner. Equipment rooms shall be painted with two coats of satin finish latex wall paint. The warehouse side of the main office wall and the office and rest rooms in the warehouse shall be covered with white 26 gauge steel panels.

      CEILING: The ceilings in the office and restrooms in the warehouse shall be 1/2" Sheetrock. The main office ceiling shall be Class A 2' x 4' suspended acoustical ceiling tile in a white steel grid. The area above the warehouse restrooms and office shall be decked for light storage.

      INTERIOR DOORS: Office interior doors shall be flush solid core stained birch 3' x 6'-8" x 1-3/8" units with stained jambs and colonial trim.

      EXTERIOR DOORS: Four 9' x 10' truck dock doors with mechanical edge-of-dock dockboards and 50 inch dock height and one 14' x 14' grade level door will be provided. Three 3' x 7' personnel doors as shown on the plan shall be provided. The two primary office doors shall be a 3' x 7' aluminum and glass doors recessed to provide weather protection. The five sectional overhead doors shall be equipped with chain link gates to provide security for the warehouse when the doors are open for ventilation.

      PLUMBING: The office shall have two rest rooms meeting the handicap code with the balance of the restroom requirements being met by the facilities in the warehouse. A water drinking fountain shall be provided in the hall near the office restrooms as shown on the plan. All water and sewer service to be provided by the City of Thomasville.

                         BUILDING SPECIFICATIONS, page 3

      ELECTRICAL: The Lessor shall provide power and lighting for the offices, rest rooms and lunch room and lighting for the warehouse. Warehouse lighting shall be provided by 100 high intensity 400 watt metal halide fixtures. Office lighting shall be provided by 2' x 4' four tube recessed ceiling fluorescent fixtures. Adequate power shall be provided for office heating and cooling.

      HEATING, VENTILATION AND AIR CONDITIONING: The main office shall be heated and cooled by three five ton electric heat pumps. The warehouse restrooms and office shall be heated and cooled with one two ton electric heat pump. The warehouse shall be heated with five natural gas fired 300,000 BtuH unit heaters to provide about 50 degree F. warehouse temperature.

      FLOOR COVERING: All floors in the main office and warehouse office and restrooms shall have a twelve dollar per square yard floor covering allowance and may be either commercial grade vinyl tile or carpet. Warehouse floors shall be natural concrete with sealer.

      FENCE: A 6 foot high 11 gauge chain link fence with three strands of barbed wire shall be located as shown on the plan.

      PAVING: The area shown on the plot plan as paved shall be covered with a minimum of 1-1/2" hot plant mix asphalt over prepared and compacted soil cement base.

      FIRE SPRINKLER SYSTEM: A wet pipe automatic sprinkler system based on NFPA #231-C for rack storage of Class IV materials stored in double row racks to a maximum storage height of 16'-0" shall be provided in the building. This system does not include sprinkler heads in racks. Sprinkler heads in the offices to be chrome pendant type.

      ALARM SYSTEM: An electronic security system to monitor the fire sprinkler system, doors, windows and gates shall be provided and connected to a central computer by local telephone line for 24 hour per day supervision. This system to be U. L. approved.

      LANDSCAPING AND STORM WATER RUNOFF CONTROL: Landscaping as required by the City of Thomasville and the Restrictive Covenants of the Plantation Oak Industrial Park shall be provided. Storm water retention is the responsibility of the Owner of the Park.

                            LEASE ADDENDUM AGREEMENT

      THIS ADDENDUM to the original lease dated March 26, 1992, made and entered into this 1st day of April 1992, between REALTY FOUR, a Georgia General Partnership of Thomas County, Georgia, hereinafter called Lessor, and SIMMONS OUTDOOR CORPORATION, a Delaware Corporation, herainaftar called Lessee,

                                  WITNESSETH:

ITEM ONE: Lessee agrees to put on deposit at Commercial Bank in Thomasville, Thomas County, Georgia, $30,000.00 upon signing this addendum and an additional $30,000.00 upon occupancy of Leased Premises. Said deposit shall be subject to this agreement and shall earn interest in Commercial Bank's prevailing Corporate Money Market Account.

ITEM TWO: At any time prior to the beginning of the third year should Lessee default in the payment of any monthly rental in accordance with paragraph 19 of the Lease Agreement, the corpus of the deposit shall be used to make the scheduled monthly rental payment. Lessee shall be in default until corpus is fully replenished to its original beginning amount. Should Lessee remain in default for two consecutive monthly rental periods, the entire remaining deposit with accrued interest shall be paid to Lessor in addition to other remedies of default as provided in the Lease Agreement. Should Lessee make all lease payments on time for the first two years after occupancy, this deposit shall be returned to Lessee. This additional payment does not relieve Lessee from its obligations under the lease.

In witness whereof Lessor and Lessee have hereto set their hands and affixed their seals the date first above written.

Signed, sealed and delivered
by Lessor in the presence of
us in Thomas County, Georgia:

/s/ Barbara C. Brinson                          /s/ Harry  M. Tomlinson
-------------------------                       --------------------------------
Notary Public                                   Lessor

[STAMP]

Signed, sealed and delivered
by Lessee in  the presence of
us in Dade County, FLORIDA

/s/ Deter J. Spadofern                          Frederick Cofe
-------------------------                       --------------------------------
Notary Public                                   Lessee, President

[STAMP]                                         Attest:

                                                /s/ Tim Robinson
                                                --------------------------------
                                                Secretary

                                                Corporate Seal

                         SECOND LEASE ADDENDUM AGREEMENT

      THIS ADDENDUM to the original lease dated March 26, 1992 and the first addendum agreement to said lease dated April 1, 1992, made and entered into this 6th day of June, 1995, between REALTY FOUR, a Georgia General Partnership of Thomas County, Georgia, hereinafter called Lessor, and SIMMONS OUTDOOR CORPORATION, a Delaware Corporation, hereinafter called Lessee,

                                   WITNESSETH

      WHEREAS, Paragraph 21 of the original lease agreement dated March 26, 1992, between the Lessor and Lessee made provisions for the Lessor to construct for the Lessee additional warehouse space and set forth the method for computing the cost and rent for the additional space and the method of extending the lease agreement between the parties; and

      WHEREAS, the Lessee has requested the Lessor to construct additional space pursuant to the provisions of Paragraph 21 of the original lease between the parties dated March 26, 1992.

      NOW THEREFORE, in consideration of the sum of One ($1.00) Dollar in cash this day paid by the Lessee to the Lessor, and of the mutual agreements hereinafter set forth, Lessor and Lessee agree as follows:

      1. The Lessor agrees to expand the warehouse which the Lessee is currently leasing under the lease agreement between the parties dated March 26, 1992 by constructing an additional 30,000 square feet of warehouse space in accordance with the plans and/or specifications attached hereto and marked as Exhibit "A".

      2. The parties agree that the terms of the lease and the rental payment on the lease will be modified and the new term of the lease will be eight years beginning from the date the warehouse expansion is completed by the Lessor (which is estimated to be September 1, 1995) and the new rental to be paid by the Lessee to the Lessor for the premises will be $14,840.00 per month beginning upon the completion of the warehouse expansion by the Lessor (which is estimated to be September 1, 1995). The Lessor and Lessee agree that the new monthly rental of the premises after the completion of the warehouse expansion will remain in effect for four years and thereafter the monthly rental will then be adjusted to increase or decrease pursuant to the adjustment provisions contained in the original lease agreement between the Lessor and Lessee dated March 26, 1992. The parties further agree that the Lessee shall now have the option of renewing this lease for four additional four year terms beginning at the expiration of the new eight year term set forth in this second lease addendum agreement which is estimated to be September 1, 2003.

      3. The parties agree that the expansion cost of $1.35 per square feet set forth in paragraph 21 of the original lease agreement will apply only to expansions completed prior to March 26, 1996 and thereafter the expansion cost will be increased or decreased pursuant to the adjustment provision contained in the original lease agreement between the Lessor and Lessee dated March 26, 1992.

      4. Except as hereinabove modified all the terms and conditions of the original lease between the parties dated March 26, 1992 and the first addendum agreement to said lease dated April 1, 1992 shall remain the same.

      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hand and affixed their seals the date first above written.

                                                REALTY FOUR, a Georgia
                                                General Partnership

Signed, Sealed and Delivered
in the presence of us:                          By: /s/ Harry M. Tomlinson
                                                --------------------------------
                                                        General Partner

Beverly Reese
-----------------------
Unofficial Witness

Barbara C. Brinson
-----------------------
Notary Public

[STAMP]
                                                SIMMONS OUTDOOR CORPORATION,
                                                a Delaware Corporation

Signed, Sealed and Delivered
in the presence of us:                          By: /s/ Rolf P. Wilkerson
                                                --------------------------------
                                                        V.P. Operations

Jann Furmey                                     Attest: N. N. Swon
-----------------------                                -------------------------
Unofficial Witness                                      Secretary

/s/ Margaret James                                     LESSEE
-----------------------
Notary Public

[NOTARY STAMP]

                                                                     EXHIBIT "A"

                       SPECIFICATIONS FOR ADDITIONAL WORK
                                       ON
                      SIMMONS OUTDOOR CORPORATION WAREHOUSE
                                       IN
                              THOMASVILLE, GEORGIA

                                  MAY 8, 1995

1. Expand the warehouse by 30,000 square feet. The warehouse addition will include floor, skylights, lighting, electrical outlets, walls, liner panels, insulation, alarm, unit heaters and sprinkler system just like the existing building. The rear wall panels and framing will be relocated 125 feet further to the rear of the building. There will not be a partition where the rear end wall is now located.

2. Include a 12' x 15' receiving office in the corner by the present receiving dock with one 3'x6'-8" personnel door and two 4' x 4' fixed glass windows, one on each of the two inside walls. Behind the receiving office in the new addition, provide a 12' x 24' quality assurance room with two double 3' x 4'-4" single hung windows to the outside with undivided lights and one 3' x 6-8" personnel door with half glass opening into the warehouse. Add two rest rooms like those in the warehouse at the front of the building. Inside walls will be 5/8" painted firecode Sheetrock, ceilings to be suspended ceilings like in the main office at the front of the building. The outside walls will be covered with metal panels like the warehouse office at the front of the building. Remove one toilet and install a urinal in the front men's rest room and install the toilet and one urinal in the new men's rest room. Do not air condition the new rest rooms. Offices are to be heated and air conditioned by through-the-wall package units. Provide one wall mounted storage cabinet in each rest room. Provide vinyl floor covering in the rest rooms, carpet in the offices and Q.A. room.

3. Include a 12' x 18' x 8" returns department office in the present returns department area of the main warehouse with suspended ceiling, painted Sheetrock walls, through the wall heating and cooling system, three 4' x 4' fixed glass windows, one 3' x 6'-8" door, carpeted floor, vinyl base.

4. Install two dock doors like the doors at the existing shipping area in the center bay of the addition. Add paving for trucks to serve the two new dock doors as shown on the revised site plan.

5. Add eleven new parking spaces at the end of the existing parking lot as shown on the revised site plan.

6. Omit paving of the grassed area between the existing shipping and receiving docks. This was discussed at one time but the decision was made to postpone this work.

7. Do not provide the proposed 20' x 40' x 12' clear height pallet storage shed with open sides near the existing shipping dock that was discussed at one time.

8. Relocate the fence to maintain the same clearance from the addition as from the existing building.

9. Add personnel emergency egress (3' x 7' personnel doors) as required by the Life Safety Code in the warehouse addition.

10. Change two fixed glass windows in the repair room to single hung, revise alarm system to include new windows, doors and the new work in the warehouse area.

                     MEMORANDUM OF SECOND LEASE ADDENDUM AGREEMENT

GEORGIA, THOMAS COUNTY.

      THE INSTRUMENT has been executed by REALTY FOUR, a Georgia General Partnership composed of C. W. McKinnon, Jr., Harry M. Tomlinson, Charles D. Reichert and William M. Inman, hereinafter referred to an the "Lessor", and SIMMONS OUTDOOR CORPORATION, a Delaware corporation, hereinafter referred to an the "Lessee", for the purpose of evidencing that a Lease Agreement has been entered into between Lessor and Lessee dated as of March 26,1992, amended April 1,1992, in connection with the following described property:

      ALL OF THAT TRACT OR PARCEL OF LAND lying, being and situate in the City of Thomasville, Thomas County, Georgia, comprising 6.24 acres and being all of Tract One as shown on a plat of survey prepared for Realty Four by Robert P. Jolley, Jr., Georgia Registered Land Surveyor No. 1886, dated April 10,1992 and recorded in Plat Cabinet 2, Page 9-B, of the Deed Records of Thomas County, Georgia, and more particularly described by metes and bounds according to said plat of survey as follows:

      TO REACH A POINT OF BEGINNING COMMENCE at the intersection of the eastern margin of the 200 foot right-of-way of Thomasville West By-Pass with the southern margin of the 80 foot right-of-way of Plantation Oak Drive and from said point run south 89 degrees 58 minutes 56 seconds east a distance of 50.98 feet to an iron pin, which is the POINT AND PLACE OF BEGINNING; from said point of beginning continue south 89 degrees 58 minutes 56 seconds east a distance of
569.4 feet to a point marked by an iron pin; thence run south 40 degrees 54 minutes 40 seconds east a distance of 26.2 feet to a point marked by an iron pin located on the western margin of the 80 foot right-of-way of a proposed street; thence run south 08 degrees 10 minutes 08 seconds west along said western margin of the 80 foot right-of-way of said proposed street a distance of 480 feet to a point marked by an iron pin; thence run north 81 degrees 49 minutes 32 seconds west a distance of 606.19 feet to a point marked by an iron pin on the eastern margin of a strip of land identified as "City of Thomasville W & L"; thence run north 11 degrees 18 minutes 06 seconds east along the eastern margin of said City of Thomasville W & L strip of land a distance of 416.99 feet to the point and place of beginning, which was amended on June 6, 1995, which amended lease includes the following described additional real property:

      ALL OF THAT TRACT OR PARCEL OF LAND lying, being and situate in the City of Thomasville, Thomas County, Georgia, comprising 5.66 acres and being all of Tract II as shown on a plat of survey prepared for Realty Four by Robert P. Jolley, Jr., Georgia Registered Surveyor No. 1886, dated April 10, 1992 and recorded in Plat Cabinet 2, Page 9-B, of the Deed Records of Thomas County, Georgia, and more particularly described by metes and bounds according to said plat of survey as follows:

      TO REACH A POINT OF BEGINNING COMMENCE at the intersection of the eastern margin of the 200 foot right-of-way of Thomasville West By-Pass with the southern margin of the 80 foot right-of-way of Plantation Oak Drive and from said point run south 89 degrees 58 minutes 56 seconds east a distance of 50.98 feet to an iron pin; thence run south 89 degrees 58 minutes 56 seconds east a distance of 569.4 feet to a point marked by an iron pin; thence run south 40 degrees 54 minutes 40 seconds east a distance of 26.2 feet to a point marked by an iron pin located on the western margin of the 80 foot right-of-way of a proposed street; thence run south 08 degrees 10 minutes 08 seconds west along said western margin of the 80- foot right-of-way of said proposed street a distance of 480 feet to a point marked by an iron pin to the POINT AND PLACE OF BEGINNING; from said point of beginning continue south 08 degrees 10 minutes 28 seconds west along the western margin of the 80 foot right-of-way of the proposed street a distance of 400 feet to a point marked by an ion pin; thence run north 81 degrees 49 minutes 32 seconds west a distance of 624.71 feet to a point marked by an iron pin located on the eastern margin of a strip of land identified as "City of Thomasville W & L"; thence run in a northerly direction along a curve of the easterly margin of said City of Thomasville W & L strip of land a distance of 134.25 feet to a point, which point is located a chord distance of north 09 degrees 52 minutes 58 seconds east 134.24 feet from the last mentioned point; thence continuing along the eastern margin of said City of Thomasville W & L strip of land run north 11 degrees 18 minutes 06 seconds east a distance of 266.22 feet to a point marked by an iron pin; thence run south 81 degrees 49 minutes 32 seconds east a distance of 606.19 feet to the point and place of beginning.

      The above described property is subject to the restrictive covenants dated December 14, 1987 and recorded January 15, 1992, in Deed Book 332, Pages 293-301, of the Deed Records of Thomas County, Georgia.

      The term of the lease is for a period of eight (8) years commencing on September 1, 1995. (estimated date of warehouse expansion)

      The second lease addendum agreement lease contains an option to renew the same for four (4) additional periods of four (4) years following the initial 8-year term.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Second Lease Addendum Agreement under seal, as of the 21st day of September, 1995, but effective June 6, 1995.

                 LESSOR:                        REALTY FOUR, a Georgia General
                                                Partnership

                                                 By: Harry M. Tomlinson
                                                    ----------------------------
                                                    Harry M. Tomlinson, Partner

Signed, Sealed and Delivered
in the presence of us:

/s/ [ILLEGIBLE]
-----------------------
Unofficial Witness

/s/ Paul J. McCollin
-----------------------
Notary Public

[NOTARY STAMP]
                LESSEE:                     SIMMONS OUTDOOR CORPORATION

                                            By: /s/ [ILLEGIBLE]
                                            ----------------------------------
                                                    President
                                                    Title

                                            Attest: /s/ Rolf P. Wilkerson (L.S.)
Signed, Sealed and Delivered,                       ----------------------------
in the presence of us:                              V.P. Operations
                                                    --------------------------
                                                    Title

Sandy J. Sandlin
-----------------------
Unofficial Witness


Kathleen A. Clark
-----------------------
Notary Public

[NOTARY STAMP]                                    (AFFIX CORPORATE SEAL)

                         THIRD LEASE ADDENDUM AGREEMENT

      THIS ADDENDUM to the original lease dated March 26,1992 and the first addendum agreement to said lease dated April 1,1993 and the second addendum agreement to said lease dated June 6,1995 made and entered into this 2nd day of November, 1999, between REALTY FOUR, a Georgia General Partnership of Thomas County, Georgia, hereinafter called Lessor, and SIMMONS OUTDOOR CORPORATION, a Delaware Corporation, hereinafter called Lessee.

                                   WITNESSETH:

      WHEREAS, Lessee has requested certain improvements to leased property at 201 Plantation Oak Drive in Thomasville, Georgia, said property being leased by agreement between Lessor and Lessee as described above and

      WHEREAS, Lessee and Lessor have agreed to the scope of work and the cost of same

      NOW THEREFORE, in consideration of One Dollar ($1,00) in cash this day paid by the Lessee to the Lessor and the mutual agreements hereinafter set forth, Lessee and Lessor agree as follows:

      1. Lessor agrees to build new repair facilities in the warehouse, modify the existing repair facilities in the office portion of the building, expand the break room, add to the quality assurance offices, expand parking, and add two 25 ton air conditioning units to the warehouse in accordance with the plans and specifications attached hereto and marked as Exhibit "A".

      2. The parties agree that the term of the lease and the rental payment on the lease will be modified and the new term of the lease will be eight years beginning January 1, 2000 and the new rental to be paid by the Lessee to the Lessor for the premises will be $19,020.00 per month beginning January 1, 2000. The Lessor and Lessee agree that the new monthly rental will remain in effect for four years and thereafter the monthly rental will then be adjusted to increase or decrease pursuant to the adjustment provisions contained in the original lease agreement between the Lessor and Lessee dated March 26,1992. The parties further agree that the Lessee shall now have the option of renewing this lease for four additional four-year terms beginning at the expiration of the new eight year term set forth in this third lease addendum agreement which is December 31, 2007.

      3. Except as hereinabove modified all the terms and conditions of the original lease between the parties dated March 26,1992 and the first addendum agreement to said lease dated April 1,1993 and the second addendum agreement to said lease dated June 6,1995 shall remain the same.

                     THIRD LEASE ADDENDUM AGREEMENT, page 2

      IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hand and affixed their seals the day and year first written above.

For Lessor                          REALTY FOUR, A Georgia General Partnership,

                                                by  /s/ Harry M. Tomlinson
                                                  ------------------------------
                                                 General Partner

Signed, sealed and delivered
in the presence of us:

Elizabeth Garces
-----------------------
Unofficial Witness

STATE OF GEORGIA
COUNTY OF THOMAS

Before me, the undersigned authority, on this day personally appeared Harry M. Tomlinson, in behalf of REALTY FOUR, Lessor, a person known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is one of the four (4) general partners of REALTY FOUR and that he executed the same for the purpose therein expressed as his act and deed in the capacity therein stated.

Given under my hand and seal of office, this 3rd day of November, 1999.

NOTARY PUBLIC, THOMAS COUNTY,
GEORGIA MY COMMISSION EXPIRED DEC. 15, 2001

/s/ Lorianne M. Crosby
-----------------------
Notary Public
My Commission Expires:
(NOTARY SEAL AFFIXED)

                     THIRD LEASE ADDENDUM AGREEMENT, page 3

For Lessee:                              SIMMONS OUTDOOR CORPORATION, a Delaware
                                         Corporation,

                                         By  /s/ Richard H. Irving,III(Seal)
                                             --------------------------------
                                                  Vice President

                                         Attest: /s/ L. Daniel Morris, JR.(Seal)
                                                --------------------------------
                                                      Asst Sec
                                                (CORPORATE SEAL AFFIXED)

                                   ATTESTATION

Signed, sealed and delivered in the presence of us in the County of Montgomery and State of Alabama by Richard H. Irving, III and L. Daniel Morris, Jr., who after being duly sworn, testify that they hold the offices of Vice President and Asst. Secretary, respectively, and further provided proof that they were the said officers of SIMMONS OUTDOOR CORPORATION, a Delaware corporation, and testified and provided proof that they were duly empowered by the corporation to execute the foregoing in its behalf for the purposes therein expressed and that they each personally know the truth of the statements set forth herein.

/s/ Carole K. Putman
Unofficial Witness

Given under my hand and seal of office, this 2nd day of November, 1999.

/s/ Tracy O. Thompson
Notary Public
My Commission Expires: 11/21/99
(NOTARY SEAL AFFIXED)

                                   EXHIBIT "A"
                      SPECIFICATIONS FOR ADDITIONAL WORK AT
                           SIMMONS OUTDOOR CORPORATION
                             IN THOMASVILLE, GEORGIA
                                       FOR
                         THIRD LEASE ADDENDUM AGREEMENT
                                 OCTOBER, 1999

DESCRIPTION OF WORK: Add new repair department facilities in the northeast corner of the warehouse. Beginning at the northeast corner of the warehouse these new facilities shall extend 48' along the north wall of the warehouse and 87'4" along the east wall of the warehouse. The width shall be 19'4" from the outsides of the stud walls as shown on the plan labeled "New Repair Department". Ceiling height shall be 9' as shown on the drawing labeled "Cross section at new repair department offices". A 20' x 25' cage with white 26 gauge steel wall panels 11' high will be built at the end of the new repair department with one new 3' x 7' personnel door as shown on the plan. The existing exit from the warehouse near the northeast corner will be relocated to the end of the new cage as shown on the plan.

Rework the old repair department by adding two walls and two doors to divide the space into two new offices and a new conference room. Relocate one door and remove another door in the old repair office as shown on the plan labeled "Rework old Repair Department".

Build a 15' x 39'4" addition to the quality assurance department as shown on the floor plan drawing labeled "Addition to QC area". Ceiling height in the addition to the QC area shall be 8' as shown on the cross section drawing labeled "Cross section at quality assurance addition". Add two windows in the warehouse wall located as shown on overall plan labeled "Simmons Outdoor Warehouse Floor Plan".

Build a 14'8" x 27' addition to the break room as shown on the plan labeled "Break Room Addition".

Expand the parking lot by adding the paving shown on the overall plan labeled "Simmons Outdoor Warehouse Floor Plan".

Add two 25 ton air conditioning units to the warehouse each with 60 feet of horizontal duct for air distribution over the work areas. Locate these machines as shown on the overall plan labeled "Simmons Outdoor Warehouse Floor Plan".

Add hoods over the six fresh air intake louvers located on the west wall of the warehouse.

DEMOLITION: The existing office in the area where the new repair department is to be located will be removed. The wall separating the break room from the warehouse will be removed as shown on the plan labeled "Break Room Addition" after the new walls are in place.

                     SPECIFICATIONS FOR ADDITIONAL WORK AT
                 SIMMONS OUTDOOR CORPORATION IN THOMASVILLE, GA
                                     PAGE 2

EXTERIOR WALLS: New walls shall be framed from 2x4 studs on 16" centers and covered on the office side with 1/2 inch drywall, taped and finished to the ceiling height shown on the plans. Drywall shall receive two coats of satin finish latex wall paint. The exterior of the new walls around the new repair offices, quality assurance and break room shall be covered with white 26 gauge steel "R" panels extending two feet above the ceiling height.

INTERIOR WALLS: New partition walls shall be framed from 2x4 studs on 16" centers and covered on both sides with 1/2 inch drywall, taped and finished to the ceiling height shown on the plans. Drywall shall receive two coats of satin finish latex wall paint.

INSULATION: The perimeter walls of the new repair department, break room addition and quality assurance addition shall have 3-1/2" fiberglass building insulation and the suspended ceilings shall have R-19 fiberglass batts.

CEILING: Ceilings shall be Class A 2' x 4' suspended moisture resistant acoustical ceiling tile in a white steel grid. The ceiling grid shall be supported from 6" steel Zee purlins at 5' on centers, more or less, which shall rest on top of the stud walls.

INTERIOR DOORS: New interior doors shall be flush solid core stained birch 3' x 6'-8" x 1-3/8" units with stained jambs and colonial trim. See the plans for the location of doors with light kits.

SLATWALL: The entire west wall of the new conference room shall have Slatwall with grooves on 3" centers installed from the corner by the air handling unit to the corner by the new cabinet. The Slatwall shall receive two coats of satin finish enamel after installation.

WINDOWS: The new exterior windows shown on the plan for the north and east warehouse walls shall be double 3' x 4'4" insulated windows the same type as in the existing office. The new exterior windows in the west wall of the warehouse shall be the same type as the existing windows in the west wall of the warehouse. The interior windows shown on the plans for the break room and quality assurance rooms shall be 4' x 4' fixed 1/4" plate glass in a wood frame, stained and varnished to match the other interior windows in the quality assurance rooms. The doors marked GL on the plan shall have fixed tempered glass panels to match the windows in the other wood doors in the office.

PLUMBING: No new plumbing is included in this work.

ELECTRICAL: A new 120/208 volt three phase 600 amp panel will be added next to the existing service to the building to provide the required electrical capacity for the two new 25 ton air conditioners. Four tube lay-in fluorescent fixtures, duplex receptacles and switches for the lights shall be provided as shown on the plans.

                     SPECIFICATIONS FOR ADDITIONAL WORK AT
                 SIMMONS OUTDOOR CORPORATION IN THOMASVILLE, GA
                                     PAGE 3

HEATING, VENTILATION AND AIR CONDITIONING: The new repair department will be heated and cooled by one 5 ton split heat pump. The existing ducts to the break room will be capped off and a new 3-ton split air conditioning machine with 10 KW of electric heat will be installed for the combined break room area. A new 2-1/2 ton split system air conditioner with 10 KW of electric heat will provide heating and cooling for the four rooms of the quality assurance department. Two 25 ton packaged air conditioning units shall be installed on the west wall of the warehouse in the location shown on the plan labeled "Simmons Outdoor Warehouse Floor Plan". These units will be supported at floor level on the outside of the warehouse west wall by a welded steel frame. Return air will be drawn into each machine at floor level from the warehouse and supplied through a horizontal duct running from the machine approximately 14 feet above the floor to the first row of building columns 60 feet to the east of the machines.

FIRE SPRINKLER SYSTEM ADDITIONS: The new repair department, the addition to the break room and the addition to the quality assurance department will have semi-recess chrome pendant sprinkler heads installed to provide fire sprinkler protection. Sprinkler heads should work in their existing location in the new conference room and two new offices where the old repair department was located but will be relocated if necessary. No new sprinkler heads will be added to the 20' x 25' cage area. Walls are to remain low enough so as to cause no interference with the existing fire sprinklers at the roof deck.

FLOOR COVERING: The floors in the new repair department shall have a thirteen dollar per square yard floor covering allowance and may be either commercial grade vinyl tile or carpet. The existing tile floor in the new conference room and two new offices in the old repair department will be covered with commercial grade carpet. The floor of the addition to the break room will have commercial grade vinyl tile. New floor covering for the two original rooms of the quality control department and the two new rooms shall have a thirteen dollar per square yard floor covering allowance and may be either commercial grade vinyl tile or carpet. The perimeter of all new rooms shall receive vinyl cove base.

CAGE: A 20' x 25' cage with white 26 gauge steel wall panels 11' high will be built at the end of the new repair department with one new 3' x 7' personnel door with cylinder lock as shown on the plan. Panels will be attached to cold-formed steel framing. No additional lighting is provided for the cage.

HOODS: Provide and install six hoods over the automatic intake dampers in the southwest wall of the warehouse. The hoods will be fabricated from 26 gauge steel panels with a paint finish the same as the exterior walls of the warehouse. Only the bottom of the hood will be open.

CABINETS: Provide a cabinet for the new conference room as shown on the drawing labeled "Proposed Cabinet for Simmons Outdoor Conference room".

                     SPECIFICATIONS FOR ADDITIONAL WORK AT
                 SIMMONS OUTDOOR CORPORATION IN THOMASVILLE, GA
                                     PAGE 4

PAVING: The new area shown on the plan labeled "Simmons Outdoor Warehouse Floor Plan" as paved, approximately 187 feet long by 42' wide, shall be covered with 1-1/2" hot plant mix asphalt over prepared and compacted soil cement base. Two concrete sidewalks shall connect the new paving with the existing paving. The area between existing and new paving will be landscaped as required by the City of Thomasville Building Department.

ALARM SYSTEM: The existing electronic fire and burglary security system in the building will be modified as required to compensate for the changes made to the building.